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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                ASA INCORPORATED
                                       AND
                         ASA LEGAL SYSTEMS COMPANY, INC.

                                      INTO

                             ASA INTERNATIONAL LTD.

                                     ******


     ASA INTERNATIONAL LTD., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:    That this Corporation was incorporated on the 1st day of

          April, 1986, pursuant to the General Corporation Law of the

          State of Delaware.

SECOND:   That this Corporation owns all of the outstanding shares of the stock of ASA INCORPORATED, a corporation incorporated on the 16th day of July, 1976 pursuant to the Business

          Corporation Laws of the Commonwealth of Massachusetts.

THIRD:    That this Corporation owns all of the outstanding shares of the stock of ASA LEGAL SYSTEMS COMPANY, INC., a corporation incorporated on the 1st day of February, 1984 pursuant to the

          Business Corporation Laws of the Commonwealth of

          Massachusetts.

FOURTH:   That this Corporation, by the following resolutions of its

          Board of Directors by unanimous written consent of dated

          December 22, 1995, determined and did merge into itself said

          ASA INCORPORATED and ASA LEGAL SYSTEMS INC.:

          RESOLVED:  That ASA International Ltd. merge, and it hereby does merge into itself said ASA Incorporated and ASA Legal Systems Company, Inc. and assumes all its obligations.


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          FURTHER
          RESOLVED:  That the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

FIFTH:    Anything herein or elsewhere to the contrary notwithstanding,

          this merger may be amended or terminated and abandoned by the

          Board of Directors of ASA INTERNATIONAL LTD. at any time prior to the date of filing the merger with the Secretary of State.

     IN WITNESS WHEREOF, said ASA INTERNATIONAL LTD. has caused this

Certificate to be signed by Terrence C. McCarthy, its Vice President this 28th day of December, 1995.

                                            /s/ Terrence C. McCarthy
                                           ---------------------------
                                           Terrence C. McCarthy
                                           Vice President


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